EXHIBIT 99.1

NEWS RELEASE

LivaNova Reports Third Quarter 2018 Results

London, October 31, 2018 – LivaNova PLC (NASDAQ:LIVN), a market-leading medical technology and innovation company, today reported results for the quarter ended September 30, 2018.

For the third quarter of 2018, worldwide sales from continuing operations were $272.1 million, an increase of 8.3 percent on a reported basis and an increase of 10.3 percent on a constant currency basis, as compared to the same quarter of the previous year. On the basis of U.S. Generally Accepted Accounting Principles (GAAP), third quarter 2018 diluted loss per share from continuing operations was $0.13. Third quarter 2018 adjusted diluted earnings per share from continuing operations were $0.78. Adjusted results include a non-recurring return reserve that reduced third quarter sales by approximately $3.4 million and adjusted diluted earnings per share by approximately $0.04.

"The third quarter results reflect our continued momentum in accelerating our sales growth while making significant investments to deliver on our long-term strategy. Results for third quarter 2018 were strong across all regions," said Damien McDonald, Chief Executive Officer of LivaNova. "Neuromodulation had another exceptional quarter of double-digit growth in all regions. Cardiovascular also performed well, driven by our oxygenator and autotransfusion businesses. Profitability in the quarter was impacted by higher than expected site activation for our ANTHEM-HFrEF Heart Failure pivotal trial. We remain confident in our ability to deliver on our 2018 guidance while aggressively investing in future growth to deliver quality care to more patients around the world."

Third Quarter 2018 Results

Worldwide sales from continuing operations for the third quarter were $272.1 million, up 10.3 percent on a constant currency basis compared to the third quarter of 2017. The following table highlights worldwide sales for the third quarter of 2018 by business:

$ in millions	Three months ended September 30,		% Change	Constant Currency % Change
Business / Product Line:	2018	2017
Cardiopulmonary	$127.9	$123.6	3.5%	5.9%
Heart Valves	32.5	36.3	(10.2%)	(5.8%)
Advanced Circulatory Support	6.1	—	N/A	N/A
Cardiovascular	166.6	159.8	4.2%	7.1%
Neuromodulation	104.9	91.0	15.3%	15.8%
Other	0.6	0.4	—%	—%
Total Net Sales	$272.1	$251.3	8.3%	10.3%

•	Note: Numbers may not add up precisely due to rounding. Constant currency % change is considered a non-GAAP metric.

All sales growth rates below reflect comparable, constant currency growth. Constant currency growth accounts for the impact from fluctuations in the various currencies in which the Company operates as compared to reported growth.

Cardiovascular
Cardiovascular sales, which include Cardiopulmonary products, Heart Valves and Advanced Circulatory Support, were $166.6 million, representing a 7.1 percent increase versus the third quarter of 2017.

Sales in Cardiopulmonary products were $127.9 million, representing a 5.9 percent increase versus the third quarter of 2017 primarily driven by growth in oxygenators and autotransfusion as well as continued heart-lung machine (HLM) momentum in both U.S. and Europe.

Heart Valve sales for both tissue and mechanical heart valves, were $32.5 million, a decrease of 5.8 percent compared to the third quarter of 2017. Strong growth in Rest of World Perceval and traditional tissue heart valves was more than offset by a $3.4 million non-recurring return reserve and by continued declines in mechanical valves.

Advanced Circulatory Support sales, which represent our recently acquired TandemLife business, were $6.1 million in the quarter.

Neuromodulation
Neuromodulation sales were $104.9 million in the third quarter, representing a 15.8 percent increase versus the third quarter of 2017. The growth was driven by increasing demand for SenTiva® in the U.S. and Europe coupled with commercial expansion efforts in several international markets.

Financial Performance
On a U.S. GAAP basis, third quarter 2018 operating loss from continuing operations was $5.8 million. Adjusted operating income from continuing operations for the third quarter of 2018 was $47.0 million, a decrease of 12.1 percent as compared to the third quarter of 2017. This was primarily due to increased investments in sales and marketing activities, product innovation and clinical trials to support sales growth and gross margin expansion, along with a negative impact from foreign currency.

Our adjusted effective tax rate in the quarter was 12.6 percent, an improvement from 23.5 percent in the third quarter of 2017, as a result of ongoing tax efforts and the recent changes in U.S. and U.K. tax laws.

On a U.S. GAAP basis, third quarter 2018 diluted loss per share from continuing operations was $0.13. Third quarter 2018 adjusted diluted earnings per share from continuing operations were $0.78, a decrease of 6.0 percent as compared to the third quarter of 2017.

2018 Guidance
LivaNova worldwide net sales for full-year 2018 are now expected to grow between 7 and 9 percent on a constant currency basis. Full-year 2018 effective tax rate is now expected to be in the range of 16 to 18 percent. Adjusted diluted earnings per share for 2018 are still expected to be in the range of $3.50 to $3.70.

Webcast and Conference Call Instructions
The Company will host a live audio webcast for interested parties commencing at 12 p.m. London time (8 a.m. Eastern Standard Time) on Wednesday, October 31, 2018 that will be accessible through the Investor Relations section of the LivaNova corporate website at www.livanova.com. To listen to the conference call live by telephone, dial (844) 601-5111 (if dialing from within the U.S.) or (647) 253-8650 (if dialing from outside the U.S.). The conference ID is 9194159.

Within 24 hours of the webcast, a replay will be available under the "News & Events / Presentations" section of the Investor Relations portion of the LivaNova website, where it will be archived and accessible for approximately 12 months.

About LivaNova
LivaNova PLC is a global medical technology company built on nearly five decades of experience and a relentless commitment to improve the lives of patients around the world. LivaNova’s advanced technologies and breakthrough treatments provide meaningful solutions for the benefit of patients, healthcare professionals and healthcare systems. Headquartered in London, LivaNova has a presence in more than 100 countries worldwide. The Company currently employs approximately 4,000 employees. LivaNova operates as two businesses: Cardiovascular and Neuromodulation, with operating headquarters in Mirandola (Italy) and Houston (U.S.), respectively.
For more information, please visit www.livanova.com.

Use of Non-GAAP Financial Measures
In this press release, management has disclosed financial measurements that present financial information not necessarily in accordance with GAAP. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP.
Unless otherwise noted, all sales growth rates in this release reflect comparable, constant currency growth. Management believes that referring to comparable, constant currency growth is the most useful way to evaluate the sales performance of LivaNova and to compare the sales performance of current periods to prior periods on a consistent basis. Constant currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
LivaNova calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For example, forward-looking net sales growth projections are estimated on a constant currency basis and exclude the impact of foreign currency fluctuations.

Forward-looking non-GAAP adjusted tax rate and adjusted diluted earnings per share guidance exclude other items such as, but not limited to, changes in fair value of contingent consideration arrangements, asset impairment charges and product remediation costs that would be included in comparable GAAP financial measures. The most directly comparable GAAP measure for constant currency net sales, non-GAAP adjusted tax rate and adjusted diluted earnings per share are net sales, the effective tax rate, and earnings per share, respectively. However, non-GAAP financial adjustments on a forward-looking basis are subject to uncertainty and variability as they are dependent on many factors, including but not limited to, the effect of foreign currency exchange fluctuations, impacts from potential acquisitions or divestitures, gains or losses on the potential sale of businesses or other assets, restructuring costs, merger and integration activities, changes in fair value of contingent consideration arrangements, product remediation costs, asset impairment charges, and the tax impact of the items above and the tax impact of tax law changes or other tax matters. Accordingly, reconciliations to the most directly comparable forward-looking GAAP financial measures are not available without unreasonable effort.

The Company also believes adjusted financial measures such as adjusted gross profit; adjusted selling, general and administrative expense; adjusted research and development expense; adjusted other operating expenses; adjusted operating income from continued operations; adjusted income tax expense; adjusted net income from continuing operations; and adjusted diluted earnings per share, are measures by which LivaNova generally uses to facilitate management review of the operational performance of the company, to serve as a basis for strategic planning, and to assist in the design of compensation incentive plans. Furthermore, adjusted financial measures allow investors to evaluate the Company’s core performance for different periods on a more comparable and consistent basis, and with other entities in the medical technology industry by adjusting for items that are not related to the ongoing operations of the Company or incurred in the ordinary course of business.

Safe Harbor Statement
Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, LivaNova’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by LivaNova and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning achieving a stronger future, driving sustainable growth and value to our shareholders, projected net sales, adjusted diluted earnings per share, cash flow from operations, capital expenditures, and depreciation and amortization for 2018, advancing our growth, driving product launches and funding our equity investments, executing on our synergy targets and retaining our focus, energy and discipline as a company, serving the needs of our customers and patients, and delivering strong value to our shareholders. Important factors that may cause actual results to differ include, but are not limited to: (i) the inability of LivaNova to meet expectations regarding the timing, completion and accounting of tax treatments; (ii) organizational and governance structure; (iii) reductions in customer spending, a slowdown in customer payments and changes in customer demand for products and services; (iv) unanticipated changes relating to competitive factors in the industries in which LivaNova operates; (v) the ability to hire and retain key personnel; (vi) the ability to attract new customers and retain existing customers in the manner anticipated; (vii) changes in legislation or governmental regulations affecting LivaNova; (viii) international, national or local economic, social or political conditions that could adversely affect LivaNova, its partners or its customers; (ix) conditions in the credit markets; (x) business and other financial risks inherent to the industries in which LivaNova operates; (xi) risks associated with assumptions made in connection with critical accounting estimates and legal proceedings; (xii) LivaNova’s international operations, which are subject to the risks of currency fluctuations and foreign exchange controls; (xiii) and the potential for international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the United States Securities and Exchange Commission by LivaNova.
We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. The Company does not undertake or assume any obligation to update publicly any of the forward-looking statements in this press release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Melissa Farina Vice President, Investor Relations Phone: +1 (281) 228 7262 e-mail: investorrelations@LivaNova.com

LIVANOVA PLC
QUARTERLY SALES
(U.S. dollars in millions)

	Three Months Ended September 30,

	2018	2017	% Change at Actual Currency Rates	% Change at Constant Currency Rates(1)
Cardiopulmonary
US	$40.4	$38.4	5.3%	5.3%
Europe	32.2	30.5	5.5%	6.7%
Rest of world	55.4	54.7	1.3%	6.0%
Total	127.9	123.6	3.5%	5.9%

Heart Valves
US	6.1	6.6	(7.1%)	(7.1%)
Europe	9.4	9.9	(4.9%)	(4.0%)
Rest of world	17.0	19.7	(14.0%)	(6.3%)
Total	32.5	36.3	(10.2%)	(5.8%)

Advanced Circulatory Support
US	5.9	—	N/A	N/A
Europe	—	—	N/A	N/A
Rest of world	0.1	—	N/A	N/A
Total	6.1	—	N/A	N/A

Cardiovascular
US	52.5	45.0	16.7%	16.7%
Europe	41.6	40.4	3.0%	4.1%
Rest of world	72.4	74.4	(2.7%)	2.9%
Total	166.6	159.8	4.2%	7.1%

Neuromodulation
US	87.2	76.3	14.3%	14.3%
Europe	9.5	8.1	17.9%	19.6%
Rest of world	8.3	6.7	23.7%	28.5%
Total	104.9	91.0	15.3%	15.8%

Other
US	—	—	N/A	N/A
Europe	—	—	N/A	N/A
Rest of world	0.6	0.4	N/A	N/A
Total	0.6	0.4	N/A	N/A

Totals
US	139.7	121.3	15.2%	15.2%
Europe	51.1	48.5	5.5%	6.7%
Rest of world	81.3	81.5	(0.3%)	5.1%
Total	$272.1	$251.3	8.3%	10.3%

* The sales results presented are unaudited. Numbers may not add up precisely due to rounding.
(1) Constant currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.

LIVANOVA PLC
NINE MONTH SALES
(U.S. dollars in millions)

	Nine Months Ended September 30,

	2018	2017	% Change at Actual Currency Rates	% Change at Constant Currency Rates(1)
Cardiopulmonary
US	$121.0	$110.3	9.7%	9.7%
Europe	105.0	95.1	10.4%	3.3%
Rest of world	163.8	149.6	9.4%	8.2%
Total	389.7	355.0	9.8%	7.3%

Heart Valves
US	18.8	18.9	(0.3%)	(0.3%)
Europe	33.4	30.9	8.0%	0.5%
Rest of world	45.2	52.8	(14.4%)	(13.2%)
Total	97.4	102.6	(5.1%)	(6.7%)

Advanced Circulatory Support
US	11.4	—	N/A	N/A
Europe	0.4	—	N/A	N/A
Rest of world	0.3	—	N/A	N/A
Total	12.1	—	N/A	N/A

Cardiovascular
US	151.2	129.2	17.1%	17.1%
Europe	138.8	126.0	10.1%	2.9%
Rest of world	209.2	202.4	3.3%	2.7%
Total	499.2	457.6	9.1%	6.8%

Neuromodulation
US	254.6	231.4	10.0%	10.0%
Europe	31.7	25.5	24.4%	17.3%
Rest of world	23.1	18.3	26.1%	26.9%
Total	309.4	275.2	12.4%	11.8%

Other
US	—	—	N/A	N/A
Europe	—	—	N/A	N/A
Rest of world	1.3	1.1	N/A	N/A
Total	1.3	1.1	N/A	N/A

Totals
US	405.8	360.5	12.6%	12.6%
Europe	170.5	151.5	12.5%	5.3%
Rest of world	233.7	221.9	5.3%	4.8%
Total	$810.0	$733.9	10.4%	8.7%

* The sales results presented are unaudited. Numbers may not add up precisely due to rounding.
(1) Constant currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Three Months Ended September 30,
	2018	2017	% Change

Net sales	$272.1	$251.3
Cost of sales	94.3	87.8
Product remediation	3.4	1.6
Gross profit	174.3	161.9	7.7%

Operating expenses:
Selling, general and administrative	115.1	97.2
Research and development	42.4	22.9
Merger and integration expenses	12.7	2.0
Restructuring expenses	0.4	1.2
Amortization of intangibles	9.5	8.5
Total operating expenses	180.1	131.8	36.6%

Operating (loss) income from continuing operations	(5.8)	30.0	(119.3%)

Interest expense, net	(2.4)	(1.2)
Gain on acquisitions	—	—
Foreign exchange and other (losses) gains	(0.7)	0.5
(Loss) income from continuing operations before tax	(8.9)	29.3	(130.4%)

Income tax (benefit) expense	(2.7)	1.9
Losses from equity method investments	—	(0.4)
Net (loss) income from continuing operations	(6.3)	27.0	(123.3%)

Net (loss) income from discontinued operations	(0.9)	0.8	—

Net (loss) income	($7.2)	$27.8	(125.9%)

Basic (loss) income per common share:
Continuing operations	($0.13)	$0.56
Discontinued operations	($0.02)	$0.02
	($0.15)	$0.58

Diluted (loss) income per common share:
Continuing operations	($0.13)	$0.56
Discontinued operations	($0.02)	$0.01
	($0.15)	$0.57

Weighted average common shares outstanding
Basic	48.6	48.2
Diluted	48.6	48.5

*	Numbers may not add up precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts)

	Three Months Ended September 30,
	2018	2017	% Change (1)
Adjusted gross profit (1)	$185.6	$165.0	12.5%
Adjusted SG&A (1)	100.9	90.3	11.7%
Adjusted R&D (1)	37.7	21.1	78.7%
Adjusted operating income from continuing operations (1)	47.0	53.5	(12.1%)
Adjusted income from continuing operations, net of tax (1)	39.0	40.2	(3.0%)
Adjusted diluted earnings per share from continuing operations (1)	$0.78	$0.83	(6.0%)

(1)	Adjusted financial measures are Non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

Statistics (as a % of net sales, except for income tax rate)

	GAAP Three Months Ended September 30,		Adjusted (1) Three Months Ended September 30,
	2018	2017	2018	2017
Gross profit	64.1%	64.4%	68.2%	65.7%
SG&A	42.3%	38.7%	37.1%	36.0%
R&D	15.6%	9.1%	13.9%	8.4%
Operating income from continuing operations	(2.1%)	11.9%	17.3%	21.3%
Income from continuing operations, net of tax	(2.3%)	10.8%	14.3%	16.0%
Income tax rate	29.8%	6.5%	12.6%	23.5%

(1)	Adjusted financial measures are Non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Nine Months Ended September 30,
	2018	2017	% Change

Net sales	$810.0	$733.9
Cost of sales	270.9	251.7
Product remediation	8.7	2.6
Gross profit	530.4	479.6	10.6%

Operating expenses:
Selling, general and administrative	342.7	278.8
Research and development	108.4	77.1
Merger and integration expenses	20.0	7.7
Restructuring expenses	2.8	13.8
Amortization of intangibles	28.1	24.6
Total operating expenses	502.0	402.1	24.8%

Operating income from continuing operations	28.4	77.5	(63.4%)

Interest expense, net	(6.9)	(4.6)
Gain on acquisitions	11.5	39.4
Foreign exchange and other (losses) gains	(1.1)	0.9
Income from continuing operations before tax	31.9	113.2	(71.8%)

Income tax expense	0.2	10.8
Losses from equity method investments	(0.6)	(16.5)
Net income from continuing operations	31.1	85.9	(63.8%)

Net (loss) income from discontinued operations	(9.9)	0.7	—

Net income	$21.2	$86.6	(75.5%)

Basic income (loss) per common share:
Continuing operations	$0.64	$1.79
Discontinued operations	($0.20)	$0.01
	$0.44	$1.80

Diluted income (loss) per common share:
Continuing operations	$0.63	$1.78
Discontinued operations	($0.20)	$0.01
	$0.43	$1.79

Weighted average common shares outstanding
Basic	48.5	48.1
Diluted	49.4	48.3

*	Numbers may not add up precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts)

	Nine Months Ended September 30,
	2018	2017	% Change (1)
Adjusted gross profit (1)	$549.6	$486.0	13.1%
Adjusted SG&A (1)	301.9	258.2	16.9%
Adjusted R&D (1)	99.3	64.0	55.2%
Adjusted operating income from continuing operations (1)	148.4	163.7	(9.3%)
Adjusted income from continuing operations, net of tax (1)	120.1	117.4	2.3%
Adjusted diluted earnings per share from continuing operations (1)	$2.43	$2.43	—%

(1)	Adjusted financial measures are Non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

Statistics (as a % of net sales, except for income tax rate)

	GAAP Nine Months Ended September 30,		Adjusted (1) Nine Months Ended September 30,
	2018	2017	2018	2017
Gross profit	65.5%	65.3%	67.8%	66.2%
SG&A	42.3%	38.0%	37.3%	35.2%
R&D	13.4%	10.5%	12.3%	8.7%
Operating income from continuing operations	3.5%	10.6%	18.3%	22.3%
Income from continuing operations, net of tax	3.8%	11.7%	14.8%	16.0%
Income tax rate	0.6%	9.6%	15.4%	23.7%

(1)	Adjusted financial measures are Non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended September 30, 2018	GAAP Financial Measures	Merger & Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Product Remediation Expenses (D)	Acquisition Costs (E)	CRM Disposal Costs (F)	Non-recurring Legal and Contingent Consideration (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Gross profit	$174.3			$5.1	$3.4	$0.1	$0.1	$2.2	$0.4			$185.6
Selling, general and administrative	115.1			(0.3)		(0.6)	(1.4)	(6.1)	(5.8)			100.9
Research and development	42.4			(0.1)		(1.5)		(2.0)	(1.1)			37.7
Other operating expenses	22.6	(12.7)	(0.4)	(9.5)								—
Operating (loss) income from continuing operations	(5.8)	12.7	0.4	14.9	3.4	2.2	1.5	10.4	7.3			47.0
Income tax (benefit) expense	(2.7)	2.7	0.1	2.6	0.8	0.5	0.5	0.4	2.1	(1.5)	0.2	5.6
Net (loss) income from continuing operations	(6.3)	10.0	0.4	12.3	2.7	1.7	0.9	10.0	5.2	1.5	0.6	39.0
Diluted EPS - Continuing Operations	($0.13)	$0.20	$0.01	$0.25	$0.05	$0.04	$0.02	$0.20	$0.10	$0.03	$0.01	$0.78

GAAP results for the three months ended September 30, 2018 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Costs related to acquisitions
(F)	Corporate costs incurred to divest of the CRM business not attributable to discontinued operations
(G)	Contingent consideration related to acquisitions and legal expenses primarily related to 3T Heater-Cooler defense and other matters
(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(J)	Primarily relates to intellectual property migration and other non-recurring impacts to interest expense
* Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended September 30, 2017	GAAP Financial Measures	Merger & Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Product Remediation Expenses (D)	Acquisition Costs (E)	Non-recurring Legal and Contingent Consideration (F)	Stock-based Compensation Costs (G)	Certain Tax Adjustments (H)	Certain Interest Adjustments (I)	Adjusted Financial Measures
Gross profit	$161.9			$1.2	$1.6		$0.1	$0.1			$165.0
Selling, general and administrative	97.2			(0.2)			(1.8)	(4.9)			90.3
Research and development	22.9					(1.5)	0.2	(0.4)			21.1
Other operating expenses	11.7	(2.2)	(1.2)	(8.5)			0.2				—
Operating income from continuing operations	30.0	2.2	1.2	10.0	1.6	1.5	1.5	5.5			53.5
Income tax expense	1.9	0.1		(0.4)	0.5	0.6	1.5	2.2	6.0	0.2	12.5
Net income from continuing operations	27.0	2.1	1.2	10.5	1.1	0.9		3.3	(6.0)	0.1	40.2
Diluted EPS - Continuing Operations	$0.56	$0.04	$0.02	$0.22	$0.02	$0.02	$—	$0.07	($0.12)	$—	$0.83

GAAP results for the three months ended September 30, 2017 include:
(A)	Merger and integration expenses related to our legacy companies
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Caisson-related acquisition costs
(F)	Contingent consideration related to acquisitions, legal expenses primarily related to 3T Heater-Cooler defense and other matters
(G)	Non-cash expenses associated with stock-based compensation costs
(H)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(I)	Primarily relates to intellectual property migration and other non-recurring impacts to interest expense
* Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Nine Months Ended September 30, 2018	GAAP Financial Measures	Merger & Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Product Remediation Expenses (D)	Acquisition Costs (E)	CRM Disposal Costs (F)	Non-recurring Legal and Contingent Consideration (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Gross profit	$530.4			$10.8	$8.7	$0.2		($1.4)	$0.8			$549.6
Selling, general and administrative	342.7			(0.6)		(4.4)	(3.2)	(17.5)	(15.1)			301.9
Research and development	108.4			(0.2)		(5.2)		(0.1)	(3.5)			99.3
Other operating expenses	50.9	(20.0)	(2.8)	(28.1)								—
Operating income from continuing operations	28.4	20.0	2.8	39.7	8.7	9.8	3.3	16.3	19.4			148.4
Gain on acquisition of ImThera Medical, Inc.	11.5					(11.5)						—
Income tax expense	0.2	4.3	0.6	8.3	2.0	2.3	1.1	3.8	4.7	(5.9)	0.6	22.0
Net income from continuing operations	31.1	15.7	2.2	31.3	6.7	(4.0)	2.2	12.6	14.7	5.9	1.7	120.1
Diluted EPS - Continuing Operations	$0.63	$0.32	$0.05	$0.63	$0.14	($0.08)	$0.04	$0.25	$0.30	$0.12	$0.04	$2.43

GAAP results for the nine months ended September 30, 2018 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Costs related to acquisitions
(F)	Corporate costs incurred to divest of the CRM business not attributable to discontinued operations
(G)	Contingent consideration related to acquisitions and legal expenses primarily related to 3T Heater-Cooler defense and other matters
(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(J)	Primarily relates to intellectual property migration and other non-recurring impacts to interest expense
* Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Nine Months Ended September 30, 2017	GAAP Financial Measures	Merger & Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Product Remediation Expenses (D)	Acquisition Costs (E)	Impairment (F)	Non-recurring Legal and Contingent Consideration (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Gross profit	$479.6			$3.3	$2.6	$0.2		$0.1	$0.2			$486.0
Selling, general and administrative	278.8			(0.7)				(7.2)	(12.6)			258.2
Research and development	77.1			(0.1)		(12.4)		0.2	(0.9)			64.0
Other operating expenses	46.1	(6.9)	(13.8)	(24.6)		(1.0)		0.2				—
Operating income from continuing operations	77.5	6.9	13.8	28.7	2.6	13.6		6.9	13.7			163.7
Gain on acquisition of Caisson Interventional, LLC	39.4					(39.4)						—
Foreign exchange and other gains (losses)	0.9							(3.2)				(2.3)
Income tax expense	10.8	1.2	2.2	7.1	0.8	3.3		3.3	3.6	4.5	0.8	37.6
Losses from equity method investments	(16.5)			0.1			13.0					(3.4)
Net income from continuing operations	85.9	5.7	11.6	21.7	1.8	(29.1)	13.0	0.5	10.1	(4.5)	0.8	117.4
Diluted EPS - Continuing Operations	$1.78	$0.12	$0.24	$0.45	$0.04	($0.60)	$0.27	$0.01	$0.21	($0.09)	$0.02	$2.43

GAAP results for the nine months ended September 30, 2017 include:
(A)	Merger and integration expenses related to our legacy companies
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Caisson-related acquisition costs and gain on acquisition
(F)	Impairment of our investment in Highlife
(G)	Contingent consideration related to acquisitions, legal expenses primarily related to 3T Heater-Cooler defense, gain on sale of Instituto Europeo di Oncologia S.R.L. and other matters
(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(J)	Primarily relates to intellectual property migration and other non-recurring impacts to interest expense
* Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(U.S. dollars in millions)

	September 30, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$79.9	$93.6
Accounts receivable, net	252.3	282.1
Inventories	153.1	144.5
Prepaid and refundable taxes	50.3	46.3
Assets held for sale	—	13.6
Assets of discontinued operations	—	250.7
Prepaid expenses and other current assets	37.7	39.0
Total Current Assets	573.2	869.9
Property, plant and equipment, net	188.5	192.4
Goodwill	969.3	784.2
Intangible assets, net	784.3	535.4
Investments	24.1	34.5
Deferred tax assets, net	65.8	11.6
Other assets	5.5	76.0
Total Assets	$2,610.7	$2,503.9

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current debt obligations	$49.0	$84.0
Accounts payable	88.9	85.9
Accrued liabilities and other	118.7	78.9
Taxes payable	18.9	12.8
Accrued employee compensation and related benefits	71.6	66.2
Liabilities of discontinued operations	—	78.1
Total Current Liabilities	347.1	406.0
Long-term debt obligations	108.1	62.0
Contingent consideration	164.6	34.0
Deferred income taxes liability	150.1	123.3
Long-term employee compensation and related benefits	30.3	28.2
Other long-term liabilities	25.5	35.1
Total Liabilities	825.7	688.6
Total Stockholders’ Equity	1,785.0	1,815.3
Total Liabilities and Stockholders’ Equity	$2,610.7	$2,503.9

* Numbers may not add up precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(U.S. dollars in millions)
	Nine Months Ended September 30,
Operating Activities:	2018	2017
Net income	$21.2	$86.6
Non-cash items included in net income:
Depreciation	25.0	27.9
Amortization	28.1	35.4
Stock-based compensation	21.4	14.3
Deferred income tax benefit	(13.5)	(27.3)
Losses from equity method investments	1.8	20.1
Gain on acquisitions	(11.5)	(39.4)
Impairment of property, plant and equipment	0.5	4.6
Amortization of income taxes payable on inter-company transfers of property	4.2	23.8
Other	(1.9)	3.4
Changes in operating assets and liabilities:
Accounts receivable, net	30.5	(19.1)
Inventories	(7.6)	(11.0)
Other current and non-current assets	(16.8)	(17.8)
Accounts payable and accrued current and non-current liabilities	17.9	(15.0)
Restructuring reserve	0.4	(12.8)
Net cash provided by operating activities	99.6	73.7

Investing Activities:
Acquisitions, net of cash acquired	(279.9)	(14.2)
Purchases of property, plant and equipment and other	(25.1)	(24.0)
Proceeds from the sale of CRM business franchise	186.7	—
Proceeds from asset sales	13.9	5.3
Proceeds from sale of investment	—	3.2
Loans to investees	—	(6.9)
Purchases of investments	(3.0)	(5.2)
Net cash used in investing activities	(107.4)	(41.8)

Financing Activities:
Change in short-term borrowing, net	(31.3)	(18.1)
Proceeds from short-term borrowing (maturities greater than 90 days)	240.0	20.0
Repayment of short-term borrowing (maturities greater than 90 days)	(240.0)	—
Proceeds from long-term debt obligations	60.0	—
Repayment of long-term debt obligations	(12.3)	(11.6)
Proceeds from exercise of stock options	4.2	3.2
Payment of deferred consideration - acquisition of Caisson Interventional, LLC	(14.1)	—
Shares repurchased from employees for minimum tax withholding	(8.6)	(1.6)
Other	(0.9)	(2.0)
Net cash used in financing activities	(2.9)	(10.0)

Effect of exchange rate changes on cash and cash equivalents	(2.9)	3.5
Net (decrease) increase in cash and cash equivalents	(13.7)	25.4

Cash and cash equivalents at beginning of period	93.6	39.8
Cash and cash equivalents at end of period	$79.9	$65.2

* Numbers may not add up precisely due to rounding.